Exhibit N


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Pre-Effective Amendment No. 4 to the Registration Statement on Form N-2 of Harris & Harris Group, Inc. of our report dated March 18, 2003 relating to the financial statements and financial highlights, which appears in Harris & Harris Group, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the references to us under the headings "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

New York, New York
December 22, 2003